EXCLUSIVE LICENSING AGREEMENT OF US PATENT APPLICATION 10/284,748
------------------------------------------------------------------

              Between Aquentium, Inc. And Mr. Ciotti

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

      This EXCLUSIVE LICENSING AGREEMENT is made this 5th day of November, 2004, by and among Aquentium, Inc., a Delaware corporation, (the "Issuer" or the "Company"), and Theodore Thomas Gerard Ciotti ("TC"), a citizen of the United States of America and resident of the State of Florida.

      In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration, THE PARTIES HERETO AGREE AS FOLLOWS:

1.    EXCHANGE OF SECURITIES
      ----------------------
      Subject to the terms and conditions of this Agreement, the Issuer agrees to issue to TC, two hundred thousand (200,000) restricted shares, as a non-refundable exchange for the exclusive worldwide manufacturing and marketing rights of a patent pending containerized habitable structure as granted by the United States Patent & Trademark Office (USPTO); United States Patent Application 10/284,748 and deviations thereof. Should the patent not be granted, then Issuer has the right to cancel the two hundred thousand (200,000) shares issued to TC.
     TC grants to Issuer:
      a. Exclusive global licensing rights for current and future inventions, evolutions, concepts, ideas, materials, plans, leads and contacts as pertaining to the above pending patent.
      b. Exclusive global licensing rights for use of products' trade names as pertaining to the above pending patent.
      c. Exclusive global licensing rights for use of management, marketing systems, concepts, plans and materials as pertaining to the above pending patent.
      d. Exclusive global licensing rights for use of all trademarks and copyrights as pertaining to the above pending patent.
      e. Exclusive global licensing rights for use of Website URL and content as pertaining to the above pending patent.
      f. All future developments of products, trademarks, copyrights, patents and other intellectual property pertaining to the original pending patent; of which, TC shall be the exclusive owner with an automatic and simultaneous exclusive global licensing right for use granted to Issuer. Patents and certain other intellectual property shall be negotiated for fee and use on a case by case basis.

      Upon completion of this transaction, the Issuer will form a subsidiary company ("New Company") with a name that is mutually agreed by both parties. This subsidiary will be the entity that markets and manufactures under this licensing agreement.


2.    ROYALTY DISTRIBUTIONS
      ---------------------
      Issuer represents and warrants to TC:
      a.    To make Royalty payments according to the schedule in 2-h below.


Issuer's Initials                    Page 1 of 8                 TC's Initials


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EXCLUSIVE LICENSING AGREEMENT OF US PATENT APPLICATION 10/284,748
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              Between Aquentium, Inc. And Mr. Ciotti


      b. Royalties are paid on all units produced excluding any units that are specifically designated, properly marked and used as samples, R & D, prototypes or donations.
      c. Royalty payments are based on the following lifetime production schedule and production totals are cumulative over the lifetime production of the units:
                  Royalty per Unit             Lifetime Unit Production
                  --------------------------------------------------------
                       $1,000                          1 to 250,000
                          750                    250,001 to 500,000
                          500                          over 500,000
      d. Royalties are due and payable in US dollars, for the life of the license agreement.
      e. Units are described as items covered under this agreement include United States Patent Application number: 10/284,748, Title:
            Containerized habitable structures, Description: Patent Pending of an expandable ISO containerized systems and structures for emergency, disaster relief or permanent applications world wide, and U.S. Provisional Patent Application number 60/236,188; including all foreign patents that are or will be filled; and any derivatives thereof.
      f. The right to audit the company's relevant books and records and to physically inspect any facility of the company; including work papers, through the use of independent auditors or personally at any pre-arranged time. If the royalties actually reported for the period of the audit are under paid by five (5%) percent of the royalties determined payable by the audit, the company shall pay for the entire costs of performing the audit including the accountant's professional fees plus unpaid royalties with maximum interest.
      g. Annual accounting (October 1 to September 30) shall be completed, unless waived in writing by both parties.
      h.    Schedule of Royalty Payments:
                  Production Period                Payment Date
                  ----------------------------------------------
                  January 1 to March 31            April 30
                  April 1 to June 30               July 31
                  July 1 to September 30           October 31
                  October 1 to December 31         January 31
      i.    Company shall keep royalty related documents and records for three
            (3) years after payment, for future audits, if needed, including a master production log and distribution logs showing the unit's disposition (sold, donated, samples, R & D, etc.). All units shall have a unique serial number.
      j. Royalty shall be fully assignable including all rights therewith in whole or in part.

3.    PERFORMANCE REQUIREMENTS
      -------------------------
      a.  Issuer represents and warrants to TC:
          i. To fully comply with all the provisions as outlined in "Royalty Distributions" section above.
          ii.  That two (2) prototype model units will be funded within twelve
               (12) months from the date of this agreement, approximately thirty thousand ($30,000) US dollars each.
          iii. Using its best efforts, will raise and make available funds for the setup and equipping of an initial manufacturing facility to be located in the USA, within twenty four (24) months from the date of this agreement. TC to guide Issuer, as to where, and the amounts and timing of the required funds.
          iv. Production minimum of thirty (30) units per quarter starting ninety (90) days after manufacturing facility is completed and all manufacturing materials and components are in place.


Issuer's Initials                    Page 2 of 8                TC's Initials


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EXCLUSIVE LICENSING AGREEMENT OF US PATENT APPLICATION 10/284,748
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              Between Aquentium, Inc. And Mr. Ciotti

           v. New company shall be setup within thirty (30) days of this agreement.
          vi. Provide the funds as needed for operations, general, administrative and support of the new company.
          vii. TC shall be issued a contract with the new company upon its creation.
         viii. TC shall be issued a Board seat in the new company upon its creation.
           ix. Shall not otherwise engage or do business in the disaster relief housing industry as a provider of disaster housing or other disaster structures.
            x. Upon the failure of any of the above Performance Requirements,
               Issuer hereby:
               a. Grants the immediate and absolute rescission of the "Exclusivity" of this entire License Agreement.
               b. To execute the reissuance of a revised license agreement identical to this original license agreement with the removal of the word, term or reference to this licensing agreement as being "Exclusive" to be "Non-Exclusive".
               c.  TC is released from the non-compete cause in section
                   7-b-ii.
      b.    TC represents and warrants to Issuer:
            i. To provide all contact and authorizations as needed in regards to the Patent Law Firm as soon as possible.
           ii. Construct two (2) prototype model units in a timely manner upon Issuer providing the necessary funding.
          iii. Setup, train and make operational a manufacturing facility in a timely manner, upon Issuer providing the necessary funding.
           iv. Shall not otherwise engage or do business in the disaster relief housing industry as a provider of disaster housing or other disaster structures.
            v. Upon the full completion and compliance of Issuer's Performance Requirements, in section 3-a, TC shall list Issuer as the co-assignee of the pending patent with the USPTO.

4.     REPRESENTATIONS AND WARRANTIES
       ------------------------------
       a.  Issuer represents and warrants to TC:
           i.   Organization
                ------------
                Issuer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Delaware. All actions taken by the Incorporators, directors and shareholders of Issuer have been valid and in accordance with the laws of the State of Delaware.

           ii.  Capital Stock
                -------------
                The authorized capital stock of Issuer consists of one hundred million (100,000,000) shares of which, at closing, there will be two hundred thousand (200,000) restricted shares issued to TC in exchange for the exclusive licensing rights for worldwide manufacturing and marketing of the pending patent containerized habitable structure as granted by the USPTO; United States Patent Application 10/284,748. All of the shareholders of Issuer have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Delaware.

           iii. Pink Sheet Listing
                -------------------
                The Company is a reporting company with the Securities & Exchange Commission that is current with its quarterly filings.
           The company is listed for trading on the National Quotation Bureau Electronic Pink Sheets with the following trading symbol: AQNM. The company recently filed its audited statement ending June 30, 2004 and will be required to submit an audited statement for all future SEC quarterly and annual filings.


Issuer's Initials             Page 4 of 8                       TC's Initials


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EXCLUSIVE LICENSING AGREEMENT OF US PATENT APPLICATION 10/284,748
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              Between Aquentium, Inc. And Mr. Ciotti

           iv.  Assets and Liabilities
                ----------------------
                Issuer does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Issuer's financial statement. Issuer is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving Issuer or its common stock. There is no dispute of any kind between Issuer and any third party, and no such dispute will exist at the closing of this Agreement. At closing, Issuer will be free from any and all liabilities, liens, claims and/or commitments. Upon the Issuer or the new company seeking bankruptcy, this license agreement shall terminate immediately and be effective on the same day as the initial bankruptcy filling.

           v.  Ability to Carry Out Obligations
               --------------------------------
               Issuer has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder will not cause, constitute, or conflict with or result in:
           a. Any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Issuer or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required; or
           b.  An event that would cause Issuer to be liable to any party; or
           c. An event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of Issuer or upon the securities of Issuer to be acquired hereby.

           vi. Full Disclosure
               ---------------
               None of the representations and warranties made by the Issuer, or in any certificate or memorandum furnished or to be furnished by the Issuer, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

           vii. Compliance with Laws
                --------------------
                To the best of its knowledge, Issuer has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation.

           viii. Litigation
                 ----------
                 Issuer is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Issuer, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Issuer and Issuer is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

Issuer's Initials                 Page 4 of 8                   TC's Initials

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EXCLUSIVE LICENSING AGREEMENT OF US PATENT APPLICATION 10/284,748
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              Between Aquentium, Inc. And Mr. Ciotti


           ix.  Conduct of Business
                -------------------
                Prior to the closing, Issuer shall conduct its business in the normal course, and shall not:
           a.  Sell, pledge, or assign any assets; or
           b.  Amend its Articles of Incorporation or By-Laws.

           x.  Corporate Documents
               -------------------
               Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made a part of this Agreement:
               a.  Articles of Incorporation;
               b.  By-Laws;

           xi. Documents
               ---------
               All minutes, consents or other documents pertaining to Issuer to be delivered at closing shall be valid and in accordance with the laws of the State of Delaware.

           xii. Title
                -----
                The Shares to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, and encumbrances, but will have a restriction from trading for two (2) years. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the Issuer is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares, impair, restrict or delay any voting rights with respect to the Shares.

       b.  TC represents and warrants to Issuer the following:
           i.  Organization
               ------------
               TC is an individual with an address of 2828 Gulf Gate Drive, Sarasota, Florida 34231 USA. TC is of sound mind to carry on a business, and is duly qualified to do business in the United States.

           ii. Assets
               ------
               TC represents and warrants he is exclusively licensing all marketing and manufacturing rights to the pending patent application 10/284,748, and is exclusively licensing the URL www.instantvillage.net. Also, all future developments of products, trademarks, copyrights, patents and other intellectual property pertaining to the original pending patent; of which, TC shall be the exclusive owner with an automatic and simultaneous exclusive global licensing right for use granted to Issuer. Patents and certain other intellectual property shall be negotiated for fee and use on a case by case basis.

           iii. Liabilities
                -----------
                TC represent and warrant that it is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving TC and the rights to manufacture and market product in reference to pending patent application 10/284,748. There is no dispute of any kind between TC and any third party, and no such dispute will exist at the closing of this Agreement regarding pending patent application 10/284,748. At closing, TC will be free from any and all liabilities, liens, claims and/or commitments excluding the pending patent's legal fees therewith. Issuer assumes all future fees and expenses of the pending patent as of the date of this agreement.

Issuer's Initials                     5 of 8                     TC's Initials

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EXCLUSIVE LICENSING AGREEMENT OF US PATENT APPLICATION 10/284,748
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              Between Aquentium, Inc. And Mr. Ciotti

           iv.  Counsel
                -------
                TC represents and warrants that prior to closing, it has been represented by independent counsel.

5.     INVESTMENT INTENT
       -----------------
       TC is acquiring the Shares for his own account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares.

6.     CLOSING
       -------
       The closing of this transaction shall take place at and in a manner mutually agreed upon by both parties.

7.     DOCUMENTS TO BE DELIVERED AT CLOSING
       ------------------------------------
       a.  By the Issuer:
           i. Board of Directors Minutes authorizing the Acceptance and Compliance of this Agreement and its Terms and Conditions, per 4-a-xi
          ii. Board of Directors Minutes authorizing the Authorized Signer, per 4-a-xi
         iii. Board of Directors Minutes authorizing the issuance of a certificate or certificates for the Shares to be issued pursuant to this Agreement, per 4-a-xi
          iv. Most recent SEC quarterly filings and audited statements, per 4-a-iii
           v.  Articles of Incorporation and By-Laws, per 4-a-x

        b. By TC:
           i. Signed affidavit representing one hundred (100%) percent complete ownership and control of pending patent application 10/284,748.
          ii. Signed agreement not to compete in the disaster relief housing industry as a provider of disaster housing or other disaster structures during the currency of this agreement (See section 3-a-x-c).

8.     EXCLUSIVE/EXCLUSIVITY
       -----------------------
       In the event that Issuer fails to fully comply with section 3-a, Issuer shall forever lose the right to be "Exclusive". Subsequently this licensing agreement shall have the effect of automatically striking all such "Exclusive" references herein. No stock, fees, consultant or work contracts or the likewise shall be affected in any way. Upon the failure of any of the above Performance Requirements in section 3-a, Issuer hereby:
       a. Grants the immediate and absolute rescission of the "Exclusivity" of this entire License Agreement.
       b. To execute the reissuance of a revised license agreement identical to this original license agreement with the removal of the word, term or reference to this licensing agreement as being "Exclusive" to be "Non-Exclusive".
       c.   TC is released from the non-compete cause in section 7-b-ii.

Issuer's Initials                  Page 6 of 8                   TC's Initials

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              Between Aquentium, Inc. And Mr. Ciotti

9.     MISCELLANEOUS
       -------------
       a.   Captions and Headings
            ---------------------
            The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

       b.   No Oral Change
            --------------
            This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing and signed by both parties.

       c.   Jurisdiction
            ------------
            This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Delaware, If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by a jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Delaware. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

       d.   Non Waiver
            ----------
            i. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by both parties; and/or
            ii. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; and/or
            iii.The acceptance of performance of anything required by this
                Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and/or
            iv. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

       e.   Time of Essence
            ---------------
            Time is of the essence of this Agreement and of each and every provision hereof.

       f.   Assignment
            ----------
            TC reserves the right to assign this agreement at TC's sole discretion.

       g.   Entire Agreement
            ----------------
            This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

       h.   Counterparts and Copies
            -----------------------
            This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies and/or facsimiles shall have the same effect as the original.


Issuer's Initials                      Page 7 of 8              TC's Initials

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              Between Aquentium, Inc. And Mr. Ciotti

       i.  Term and Termination
           --------------------
           This Agreement expires simultaneously with the expiration of the herein referenced pending patent or any extension or deviation thereof, whichever is the longest. This Agreement may be mutually terminated at any time with a six (6) month written notice that is signed and accepted by both parties. If Issuer initiates the termination, the stock restriction shall be lifted.

       j.  Notices
           -------
           All notices requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third (3rd) day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, or by facsimile based on the actual date of the facsimile transmission, as follows:

                 ISSUER
                 Aquentium, Inc.
                 Mark Taggatz
                 19125 North Indian Avenue
                 North Palm Springs, CA 92258 USA
                 Facsimile (951) 346-3224

                 TC
                 Theodore Thomas Gerard Ciotti
                 2828 Gulf Gate Drive
                 Sarasota, FL 34231 USA
                 Facsimile (425) 871-8393

IN WITNESS WHEREOF, the undersigned parties have executed this Exclusive Licensing Agreement on date first indicated above and in the presence of the respective witnesses.

For Issuer:


/s/ Mark Taggatz                             /s/ Stewart Simpson
_______________________________             _____________________________
Mark Taggatz, President                      Stewart Simpson, Witness
Aquentium, Inc.


Seal of Aquentium, Inc.





For TC:


/s/ Theodore T. Ciotti                       /s/ Joyce Falkowski
_______________________________________     _____________________________
Theodore Thomas Gerard Ciotti, Inventor     Joyce Falkowski, Witness
US Patent Application 10/284,748



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